AMENDED AND RESTATED LOAN AGREEMENT


DATED:         February 2, 2001

PARTIES: SAVAGE HOLDINGS, INC., a Minnesota corporation, with an address at 2000 S. Plymouth Road, Suite 210, Minnetonka, MN 55305 ("Lender"); and

               WIZZARD SOFTWARE CORPORATION, a Delaware corporation, with an address at 424 Gold Way, Pittsburgh, PA 15213 (the
               "Company").

     1.1 Loan Agreement. The Company hereby borrows from the Lender, and Lender hereby agrees to lend to the Company, up to $1,000,000 (the "Loan") as hereinafter provided.

          (a) The Loan in the principal amount of $1,000,000 due August 10, 2001 with simple interest at the rate of twelve and one-half (12.5%) percent per annum and is evidenced by a Convertible Promissory Note (the "Note"), substantially in the form of Exhibit A annexed hereto; and

          (b) The Loan is to be made in advances of $500,000 when requested by the Company as provided in the Note unless otherwise evidenced by advances in any lesser amount.

          (c) The Note is convertible into shares of the Company's Common Stock, $.001 par value (the "Common Stock"), as provided in Exhibit A.

     1.2 Warrants. As additional consideration for entering into this Loan Agreement, the Company shall issue and deliver to the Lender Warrants (the "Warrants") to purchase 65,000 shares of Common Stock for each $500,000 borrowed by the Company (the "Warrant Shares") or pro rata for any lesser amount borrowed hereunder.

     1.3 Lender Representations and Warranties. The Lender acknowledges, represents and warrants to, and agrees with the Company as follows:

          (a) The Lender is not a member of the National Association of Securities Dealers, Inc. (the "NASD"), has not, for a period of 12 months prior to the date of this Subscription Agreement, been affiliated or associated with any company, firm, or other entity which is a member of the NASD, and does not own stock or other interest in, and is not a creditor of, any member of the NASD (other than interests acquired in open market purchases);

          (b) The Lender is an "accredited investor" as defined in Section 2(15) of the Securities Act of 1933 (the "Securities Act") and in Rule 501(a)(8) promulgated thereunder;

          (c) The Company has advised it that (i) the Note has not been registered under the Securities Act, nor pursuant to the securities laws of certain states, in reliance on specific exemptions from registration thereunder, and (ii) no securities administrator of any state or the Federal government has recommended or endorsed the sale of the Note or made any findings or determination relating to the fairness of an investment in the Company;

          (d) The Lender is authorized and qualified to become an investor in the Company and the person signing this Loan Agreement on behalf of the Lender has been duly authorized to do so;

          (e) The Lender has been duly organized, is validly existing and in good standing under the laws of the state of its incorporation and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification and where the failure to be so qualified would have a material and adverse affect on its business. The Lender has all requisite power and authority necessary to own or hold its properties and conduct its business;

          (f) The Lender has the full right, power and authority to enter into this Agreement and to enter into the Offering Documents (as defined in Section 1.4(m)) and to perform all of its obligations hereunder and thereunder. The Offering Documents are duly authorized, executed and delivered by the Lender. The execution and delivery of this Agreement and the other Offering Documents have been duly authorized by all necessary corporate action and no further action or approval is or will be required for its execution, delivery and performance. This Agreement and the other Offering Documents constitute valid and binding obligations of the Lender, enforceable in accordance with their respective terms (except (i) as the enforceability thereof may be limited by bankruptcy or other laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought, and (iii) that the enforceability of the indemnification and contribution provisions of the respective agreements may be limited by federal and state securities laws and public policy), and, except as set forth on Schedule 1.3(f), no consent, approval, authorization, order of, or filing with, any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement or the other Offering Documents, and except that the offer and sale of the Note in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions. Additionally, except as set forth on Schedule 1.3(f), no consents, approvals, authorizations, orders of, filing with any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement and the other Offering Documents; and

          (g) The Lender's execution and delivery of this Agreement and the other Offering Documents and the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated herein and therein will not (i) conflict with, or constitute a breach of, or a default under, the Certificate of Incorporation or By-Laws of the Lender, or any contract, lease or other agreement to which the Lender is a party or in which the Lender has a beneficial interest or by which the Lender is bound;
(ii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Lender or any of its properties or business, except where such violation(s) would not have a material adverse effect, singly or in the aggregate, on the Lender; or (iii) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Lender to own or lease and operate any of its properties and to conduct its business or the ability of the Lender to make use thereof.

          (h) All documents and other information requested by Lender from the Company or its representatives concerning the Note, Common Stock, the Warrants, the Company, the assets, liabilities, business condition (financial or otherwise) and prospects of the Company has been furnished to Lender;

          (i) Lender acknowledges that the Company and its business, legal and accounting advisors and consultants have not provided any business, legal, investment or tax advice to the Lender and no statement by any of such persons or entities should be construed as such;

          (j) Lender acknowledges that no oral or written statement or inducement which is contrary to the information described above has been made by or on behalf of the Company to it;

          (k) Lender has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, the Company or its representatives necessary to verify the accuracy of the information furnished by or obtained from the Company or otherwise concerning the assets, liabilities, business condition (financial or otherwise) and prospects of the Company;

          (l) Lender has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Loan to the Company;

          (m) Lender is making the Loan to the Company with its own funds and for its own account and not on behalf of any other person;

          (n) Lender is making the Loan to the Company for investment only and not with a view to the sale, transfer or other distribution of all or any part thereof;

          In the event that (and at such time as) the Loan hereafter is converted into Common Stock pursuant to Section 1 of the Note, Lender further represents and warrants to and agrees with the Company as follows:

          (o) Lender has reviewed copies of (i) the Offering Memorandum dated May 21, 1999 (the "Private Placement Memorandum") in connection with the Company's recently completed offering of securities (common stock) pursuant to Rule 504 promulgated under Regulation D of the Securities Act including the "Risk Factors" contained therein, and (ii) financial statements described on
Schedule 1.4(h)(2) of which Lender acknowledges it has received, read and understood;

          (p) Lender is financially capable of bearing the economic risk of the conversion of the Loan into Common Stock for an indefinite period of time and can afford the loss of the total amount of such investment; and

          (q) The conversion of the Loan into Common Stock is a speculative investment involving a high degree of risk, including but not limited to those risks described in the Risk Factors contained in the Private Placement Memorandum.

     1.4 Company Representations and Warranties. The Company acknowledges, warrants and, represents to and agrees with the Lender as follows:

          (a)  The sale of the Note has been duly authorized by the Company;

          (b) The shares of Common Stock into which the Note may be converted (the "Conversion Shares") have been duly authorized by the Company;

          (c) When executed and delivered in accordance with the terms hereof the Note will be a valid and binding obligation of the Company;

          (d) The shares of Common Stock into which the Note may be converted when issued and/or delivered in accordance with the conversion terms of the Note, will be duly and validly issued, fully paid and nonassessable shares of Common Stock;

          (e) The Company has been duly incorporated, is validly existing and is in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification and where the failure to be so qualified would have a material and adverse affect on its business. The Company has all requisite corporate power and authority necessary to own or hold its properties and conduct its business;

          (f) The Company is authorized to issue 20,000,000 shares of Common Stock, and 0 shares of Preferred Stock, of which 13,635,939 shares of Common Stock are currently issued and outstanding. Except as set forth on
Schedule 1.4(f), all of the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable. Except as set forth on Schedule 1.4(f), the offers and sales of such outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities laws, or are exempt from such registration;

          (g) Except as set forth on Schedule 1.4(g), there are no preemptive or other rights to subscribe for or purchase, or any restriction upon the voting or transfer of, any shares of Common Stock or other securities of the Company, under the Certificate of Incorporation or By-Laws of the Company or under any agreement or other outstanding instrument or order to which the Company is a party or by which the Company is bound. Except as set forth on Schedule 1.4(g) attached hereto, the Company does not have outstanding any option, warrant, convertible security, or other right permitting or requiring it to issue, or otherwise to purchase or convert any obligation into, shares of Common Stock or other securities of the Company, and the Company has not agreed to issue or sell any shares of Common Stock or other securities of the Company. Except as set forth on Schedule 1.4(g), no holder of any of the Company's securities has any rights to have such securities registered or to demand the filing of a registration statement pursuant to the Securities Act. The Company has reserved for issuance a sufficient number of Warrant Shares;

          (h)  The financial statements of the Company described on
Schedule 1.4(h)(1) and heretofore delivered to the Lender fairly present the respective financial positions and results of operations of the Company at the dates thereof and for the periods covered thereby, subject to year-end adjustments and normal recurring accruals. The Company has no material liabilities or obligations, contingent, direct, indirect or otherwise except
(i) as set forth in the latest balance sheet included in the financials or those incurred in the ordinary course of business since the date of the financials or (ii) as set forth on Schedule 1.4(h)(2). There is also set forth on Schedule 1.4(h)(2) all outstanding amounts due to affiliates or any employees, officers or directors of the Company as of the date hereof, including, but not limited to, accrued salaries, loans, etc. not set forth in the latest balance sheet, included in the financials or incurred in the ordinary course of business since the date of the financials;

          (i) Except as set forth on Schedule 1.4(i), there has not been any change in the condition, financial or otherwise, of the Company which could materially adversely affect its ability to conduct its operations, and the Company has not incurred any material liabilities or obligations, direct or contingent within the past twelve months;

          (j) Except as set forth on Schedule 1.4(j), the Company has filed all federal tax returns and all state and municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or other types of taxes) required to be filed under the laws of the United States and applicable states, and has paid in full all taxes which have become due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing; provided, however, that the Company has not paid any tax, assessment, charge, levy or license fee that it is contesting in good faith and by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles. Each of the tax returns heretofore filed by the Company correctly and accurately reflects the amount of its tax liability thereunder. Except as set forth on Schedule 1.4(j), the Company has withheld, collected and paid all levies, assessments, license fees and taxes to the extent required;

          (k) Except as set forth on Schedule 1.4(k), the Company is not obligated to pay a finder's fee to anyone in connection with the introduction of the Company to the Lender;

          (l) Except as set forth in Schedule 1.4(l), there are no actions, suits, proceedings, claims or hearings of any kind or nature pending or threatened, or any investigations or inquiries before or by any court, government authority, tribunal or instrumentality or, to the knowledge of the Company, any state of facts which would give rise thereto, pending or, to the knowledge of the Company, threatened against the Company or involving the properties of the Company which could reasonably be expected to result in any material adverse change in the business, properties, financial position or results of operations of the Company or which could reasonably be expected to adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement;

          (m)  This Loan Agreement, the Note and the Warrants (the
"Offering Documents") do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Note and shares of Common Stock conform to the descriptions thereof contained in this Loan Agreement;

          (n) The Company has full right, power and authority to enter into this Agreement and to enter into the Offering Documents and to perform all of its obligations hereunder and thereunder. The Offering Documents are duly authorized, executed and delivered by the Company. The execution and delivery of this Agreement and the other Offering Documents have been duly authorized by all necessary corporate action and no further corporate action or approval is or will be required for its execution, delivery and performance. This Agreement and the other Offering Documents constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms (except (i) as the enforceability thereof may be limited by bankruptcy or other laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) that the enforceability of the indemnification and contribution provisions of the respective agreements may be limited by federal and state securities laws and public policy), and, except as set forth on Schedule 1.4(n), no consent, approval, authorization, order of, or filing with, any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement or the other Offering Documents, and except that the offer and sale of the Note in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions. Additionally, except as set forth on Schedule 1.4(n), no consents, approvals, authorizations, orders of, filings with any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement and the other Offering Documents;

          (o) The Company's execution and delivery of this Agreement and the other Offering Documents and the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated herein and therein will not: (i) conflict with, or constitute a breach of, or a default under, the Certificate of Incorporation or By-Laws of the Company, or any contract, lease or other agreement or instrument to which the Company is a party or in which the Company has a beneficial interest or by which the Company is bound; (ii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, except where such violation(s) would not have a material adverse effect, singly or in the aggregate, on the Company; or (iii) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties and to conduct its business or the ability of the Company to make use thereof;

          (p) The Note and the Warrants are duly and validly issued. The Conversion Shares and the Warrant Shares have been duly and validly authorized, and when issued and/or delivered in accordance with the terms of the Note and the Warrants, respectively, and this Agreement, will be duly and validly issued, fully paid and non-assessable;

          (q) The issuance of the Note and Warrants will not give any holder of any of the Company's outstanding shares of Common Stock, options, warrants or other convertible securities or rights to purchase shares of the Company's Common Stock, the right to purchase any additional shares of Common Stock and/or the right to purchase shares of Common Stock at a reduced price;

          (r) Except as set forth on Schedule 1.4(r), the Company: (i) has not filed a registration statement which is the subject of any pending proceeding or examination under Section 8 of the Securities Act, and is not and has not been the subject of any refusal order or stop order thereunder;
(ii) is not subject to any pending proceedings under Rule 258 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder; (iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Securities and Exchange Commission (the "Commission"); (iv) is not subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminary restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; and (v) is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code, or a temporary restraining order or preliminary injunction entered under
Section 3007 of Title 39, U.S. Code, with respect to conduct alleged to have violated Section 3005 of Title 39, U.S. Code. None of the Company's directors, officers, or beneficial owners of 10 percent or more of any class of its equity securities: (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of any underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser; (iii) is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a) or 15B(c) of the Exchange Act, or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act, an association registered as a national securities association under Section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a U.S. Postal Service false representation order entered under Section 3005 of Title 39, U.S. Code; or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, U.S. Code, with respect to conduct alleged to have violated Section 3005 of Title 39, U.S. Code;

          (s) The Company is not in default in the performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, except defaults which (singly or in the aggregate) would not have a material adverse effect on the Company. The Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws or in violation of any franchise, license, permit, applicable law, rule regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, except where such violation would not have a material adverse effect on the Company. The products manufactured and/or distributed by the Company and the processes used in the production and/or storage of such products do not violate any applicable state or federal laws, regulations or rules, including those promulgated by the U.S. Environmental Protection Agency or applicable state agencies, except where such violation would not have a material adverse effect on the Company;

          (t) The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease its property and conduct its business, and the Company is and has been doing business in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations. The Company is in compliance with all federal, state and local laws, rules and regulations applicable to the conduct of its business, except where noncompliance would not have a material adverse effect on the Company;

          (u) Except as set forth on Schedule 1.4(u), the Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever. The Company has insured its property against loss or damage by fire or other casualty and maintains insurance in amounts which is customary for companies similarly situated;

          (v) The Company owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, "Intangibles") used by it in its business or relating to products sold by it. Except as set forth on Schedule 1.4(v), the Company has no Intangibles registered in the United States Patent and Trademark Office. There is no claim or action by any person pertaining to, or proceeding pending or, to, the Company's knowledge, threatened and the Company has not received any notice of conflict with the asserted rights of others which challenges the exclusive right of the Company with respect to any Intangibles used in the conduct of its business. The Intangibles and the Company's current products, services and processes do not infringe on any intangibles held by any third party. To the best of the Company's knowledge, no others have infringed upon the Intangibles of the Company;

          (w) The Company is not now, nor has it ever been, subject to the reporting requirements of the Securities Exchange Act of 1934, as amended;

          (x) The directors of the Company consist of Christopher J. Spencer, Armen Geronian and Gordon Berry. Christopher J. Spencer currently serves as the Company's Chief Executive Officer and President. All of the background and other information concerning such persons previously furnished to the Lender is true and accurate in all material respects; and

          (y) The Private Placement Memorandum (i) contains all material statements required to be stated therein in accordance with the Act, (ii) conforms in all material respects with the requirements of the Act, and (iii) does not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     1.5. Cancellation and Replacement of Original Note and Warrant. The Company and the Lender acknowledge that the note dated May 2, 2000 (the "Original Note"), and the original Warrant W-1 (the "Original Warrant") shall be canceled upon the execution and delivery hereof by all signatories hereto and the execution and delivery of the Amended and Restated Convertible Promissory Note. The Note and the replacement Warrant W-1 shall supersede and replace the Original Note and the Original Warrant in their entirety. The Lender agrees to return the executed Original Note and Original Warrant to the Company promptly upon the Company's execution and delivery of the Note and the replacement Warrant W-1.

     2. Indemnification. The Company hereby agrees to indemnify and hold harmless the Lender, its officers, directors, shareholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or nor resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement of a material fact made by the Company and contained in this Loan Agreement, or (b) arise out of or are based upon any breach of any of the Company's representations, warranties, or agreements contained herein.

          The Lender hereby agrees to indemnify and hold harmless the Company, its officers, directors, shareholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or nor resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement of a material fact made by the Lender and contained in this Loan Agreement, or (b) arise out of or are based upon any breach of any of the Lender's representations, warranties, or agreements contained herein.

     3. Severability. In the event that any part or parts of this Loan Agreement are found to be void, the remaining provisions of this Subscription Agreement shall nevertheless be binding with the same effect as though the void part or parts were deleted.

     4. Counterparts. This Loan Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Loan Agreement may be by actual or facsimile signature.

     5. Benefit. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Loan Agreement may not be sold, assigned, pledged, transferred or otherwise disposed of in any manner by either party without the prior written consent of the other.

     6. Notices and Addresses. All notices, offers, acceptance and any other acts under this Loan Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express, or similar receipted delivery, by facsimile delivery (followed by an original signed copy sent by regular mail) or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

              To Lender:
                              Savage Holdings, Inc.
                              2000 S. Plymouth Road
                              Suite 210
                              Minnetonka, MN 55305
                              Phone:  (612) 545-7962
                              Fax:  (612) 512-9958

              To the Company: Wizzard Software Corporation
                              424 Gold Way
                              Pittsburgh, PA 15213
                              Phone:  (412) 621-0902
                              Fax:  (412) 621-2625


              In either case
              with copies to: Robson Ferber Frost Chan & Essner, LLP
                              530 Fifth Avenue
                              New York, New York 10036
                              Attn: David I. Ferber, Esq.
                              Phone: (212) 944-2200
                              Fax: (212) 944-7630

                              and

                              Nischwitz, Pembridge & Chriszt Co., L.P.A.
                              Cort Shoe Building, 4th Floor
                              1265 W. 6th Street
                              Cleveland, Ohio 44113
                              Attn:  D. Timothy Pembridge, Esq.
                              Phone:  (216) 861-8100
                              Fax:  (216) 861-8180

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the actual delivery in person or actual receipt.

     7. Governing Law; Interpretation. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws. All references to dollars are to U.S. dollars.

     8. Venue. The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Loan Agreement shall be instituted exclusively in Delaware Chancery Court or in the federal court located in the State of Delaware, (b) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (c) irrevocably consents to the jurisdiction of the Delaware Chancery Court and the federal court located in the State of Delaware in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Delaware Chancery Court or in the federal court located in the State of Delaware and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

     9. Oral Evidence. This Loan Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. In particular, the parties acknowledge that the Loan Agreement between them dated May 2, 2000 (the "Original Loan Agreement"), shall be terminated upon the execution and delivery hereof by all signatories hereto and that this Amended and Restated Loan Agreement shall supersede the Original Loan Agreement in its entirety. Neither this Loan Agreement nor any provision hereof may be changed, waived, discharged, or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge, or termination is sought.

     10. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any manner, or be deemed to interpret in whole or in part any of the terms or provisions of this Loan Agreement.

     11. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of the Note until the earlier to occur of (i) the payment of all amounts due under the Note in U.S. Funds, or (ii) two (2) years after the Conversion Date (as defined in the Note).

     IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.



                              SAVAGE HOLDINGS, INC.

                                   By:/s/Mark Savage
                                    Name: Mark Savage
                                    Title: President


                              WIZZARD SOFTWARE CORPORATION



                              By:/s/Chris Spencer
                                    Name: Chris Spencer
                                    Title: President

                            Exhibit A


                  WIZZARD SOFTWARE CORPORATION

         AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE


THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, OR QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACTS AND ANY APPLICABLE STATE SECURITIES LAW, OR IT IS ESTABLISHED TO THE SATISFACTION OF COUNSEL TO MAKER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.



$1,000,000                                       February 2, 2001


          FOR VALUE RECEIVED, Wizzard Software Corporation, a Delaware corporation (the "Company"), with its principal office at 424 Gold Way, Pittsburgh, PA 15213 promises to pay to Savage Holdings, Inc. (the "Holder") with its principal office at 2000 S. Plymouth Road, Suite 220, Minnetonka, MN 55305, or registered assigns, on August 10, 2001 the principal amount of One Million ($1,000,000) Dollars, or such lesser amount as may be advanced to or for the benefit of the Company in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts ("U.S. Funds"), together with simple interest on the outstanding principal amount at the rate of twelve and one-half (12.5%) percent per annum. Payments of principal and interest are to be made at the address of the Holder designated above or at such other place as the Holder shall have notified the Company in writing at least (5) days before such payment is due.

          The Company may request advances subject to the terms and conditions of this Note. All advances may only be made in the amount of $500,000 unless otherwise evidenced by advances in any lesser amount. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

          This Note is issued pursuant to an Amended and Restated Loan Agreement dated February 2, 2001 between the Company and the Holder (the "Loan Agreement"). Reference herein to the Loan Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein.


     1.   Conversion.

          1.1 Manner of Conversion. The Note may be converted in whole or in part, into fully paid and nonassessable shares of Common Stock, $.001 par value, of the Company (the "Common Stock"), upon the terms set forth in this
Section 1. The number of shares of Common Stock into which this Note may be converted shall be determined pursuant to Section 1.3 hereof. If the Company elects to convert part of the Note into Common Stock pursuant to this Section 1, then the Company shall pay as of the Conversion Date (as defined herein) the principal and interest portion of the Note which is not converted thereby.

          1.2  Conversion Procedure.

               (a) Notice of Conversion. The Company shall be entitled to convert this Note into shares of Common Stock by delivering a duly executed notice of conversion in the form annexed hereto as Exhibit A (the "Notice of Conversion") by notice to the Holder as set forth in Section 8.2 hereof. The Notice of Conversion shall state that the Company has elected to convert the Note pursuant to Section 1.1, and shall specify the portion of the principal amount thereof to be converted and the interest thereon (the "Conversion Amount"). Such conversion shall be deemed to have been made on the date that the Notice of Conversion is delivered to the Holder (the "Conversion Date").

               (b) Surrender of Note. The Company at its expense shall deliver the Notice of Conversion with certificate or certificates for the appropriate number of shares of the Company's Common Stock to the Holder, at the principal office of the Holder, in exchange for the Note. If the Company has elected to partially convert the Note, the Company shall also deliver with the Notice of Conversion and the certificate(s), payment in U.S. Funds of such principal amount and interest due thereon not converted pursuant to the Notice of Conversion. The person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of any such shares of Common Stock immediately prior to the close of business on the Conversion Date.

               (c) Mechanics and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. Upon conversion of this Note and delivery of the Common Stock and any U.S. Funds payable hereunder, the Company shall be forever released from all of its obligations and liabilities under this Note.

               (d) Timing of Conversion. All or a portion of the unpaid principal and interest due under this Note may be converted into shares of Common Stock upon and after the closing (the "Closing") of any merger, consolidation, or reorganization of the Company or a public or private offering of the common stock of Wizzard Software Corporation (f/k/a Balanced Living, Inc.), a Colorado corporation ("WSC") which generates gross proceeds in excess of $500,000.

               (e) Exchange. Notwithstanding the foregoing, in the event of a conversion of this Note pursuant to this Section 1.2 in connection with a private offering of common stock of WSC, this Note shall be converted into shares of WSC rather than shares of Common Stock of the Company.

          1.3 Conversion Price. The conversion price (the "Conversion Price") shall be equal to the value attributed to the shares of Common Stock or the shares of common stock of WSC, as the case may be, in the Closing described in Section 1.2(d). In the event that more than one value is attributed to the shares of Common Stock or the common stock of WSC, as the case may be, in the Closing, the Conversion Price shall be the highest of such values.

          1.4 Reserved Common Stock. All shares of Common Stock reserved for issuance upon conversion of this Note upon issuance shall be validly issued, fully paid and nonassessable and shall be subject to the same or similar transfer and other restrictions as are then applicable to those shares of Common Stock held by any officer or director of the Company or any holder of more than 5% of the issued and outstanding shares of Common Stock. Shares of Common Stock issued in accordance herewith will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred or otherwise disposed of unless a registration statement under the Securities Act with respect to such securities has become effective, or unless the Holder establishes to the satisfaction of counsel to the Company that an exemption from such registration is available.

          1.5  Conversion Price Adjustments.

               (a) Adjustment for Stock Splits and Subdivisions. In the event that the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or a distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

               (b) Adjustment for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse-split of the outstanding shares of Common Stock, then following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

     2. Advances. The Company shall make a request for an advance by notice to the Holder given pursuant to Section 8.2 hereof. The Holder will enter on its books and records, the date and amount of each advance, as well as the date and amount of each payment made by the Company. Such entries will be presumed to be correct when made.

     3. Use of Proceeds. The Company agrees that the proceeds of this Note shall be used for general working capital purposes (including, if so determined by the Company, the repurchase of shares of Common Stock in connection with the exercise of a rescission right by any stockholder entered into prior to the date of this Note) but shall not be used to pay any indebtedness for borrowed money or to pay any Related Party Indebtedness (as hereinafter defined). "Related Party Indebtedness" shall mean all of the Company's obligations or indebtedness (including principal and any interest thereon) for borrowed funds or for unpaid salaries, fees or other compensation owed to any of its officers, directors, stockholders or their affiliates, for whatever purpose made and whether or not evidenced by a note, bond, debenture or other formal instrument, excluding, for the purposes hereof, any salaries or fees payable on a current basis or accrued during the 1999 fiscal year to officers and directors in the ordinary course of the Company's business and any amounts paid to stockholders in connection with the exercise of statutory and/or contractual rescission rights entered into prior to the date of this Note.

     4. Events of Default. Upon the occurrence of any of the following events (herein called "Events of Default"):

               (a) The Company shall fail to pay the principal of or interest on this Note when due;

               (b) (i) The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; (ii) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; (iii) the Company shall apply for, or consent to or acquiesce in, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (iv) the Company shall make a general assignment for the benefit of creditors;

               (c) (i) The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for forty-five (45) days undismissed, unbonded or undischarged; (ii) the appointment of a receiver, conservator, trustee or similar officer for the Company or for any of its property and the continuance of any of such events for forty-five (45) days undismissed, unbonded or undischarged; or (iii) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for forty-five (45) days undismissed, unbonded and undischarged;

               (d) Any foreign or domestic governmental agency or any foreign or domestic court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company which shall not be dismissed within thirty (30) days thereafter;

               (e) Any breach of any of the Company's representations or warranties contained in this Note or the Loan Agreement which is not cured by the Company within twenty (20) days after it receives written notice from the Holder of the occurrence of such breach or failure, which notice describes such breach or failure with reasonable particularity;

               (f) The Company shall fail to perform any of its obligations contained in the Loan Agreement, after giving effect to any applicable notice provisions and cure periods which is not cured by the Company within twenty (20) days after it receives written notice from the Holder of the occurrence of such breach or failure, which notice describes such breach or failure with reasonable particularity;

               (g) The Company shall fail to perform, observe or comply with any covenant, term, provision, condition, agreement or obligation under this Note which is not cured by the Company within twenty (20) days after it receives written notice from the Holder of the occurrence of such breach or failure, which notice describes such breach or failure with reasonable particularity;

               (h) The Company shall default with respect to any indebtedness for borrowed money (other than under this Note) if either (i) the effect of such default is to accelerate the maturity of such indebtedness (giving effect to any applicable grace periods) or (ii) the holder of such indebtedness declares the Company to be in default (giving effect to any applicable grace periods); or

               (i) Any judgments against the Company and/or any attachment, levy or execution against any of its properties for an amount in excess of $25,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of thirty
(30) days or more after its entry, issue or levy, as the case may be;
then, and in any such event, the Holder may, at its option and without written notice to the Company, declare the entire principal amount of this Note and all interest accrued thereon to the date of payment then outstanding immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived. The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note. If the Note is not paid in full upon acceleration, as required above, interest shall accrue on the outstanding principal balance of and interest on this Note from the date of the Event of Default up to and including the date of payment at a rate equal to the greater of eighteen (18%) percent per annum or the maximum interest rate permitted by applicable law.

          4.1 Non-Waiver and Other Remedies. No course of dealing or delay on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the Holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

          4.2 Attorneys' Fees. Upon the occurrence of an Event of Default, the Company will be responsible to pay all reasonable costs of counsel retained by the Holder in seeking advice in connection with the exercise or enforcement of its rights, and all legal fees and expenses reasonably incurred in seeking collection hereof and all other out of pocket expenses incurred by the Holder in connection with such matter, which amounts may, at the Holder's option, be added to the principal hereof.

     5.   Obligation to Pay Principal and Interest; Covenants.

          5.1 Obligation. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times (subject to all applicable notice requirements and cure periods), at the rates and in the currency herein prescribed.

          5.2 Affirmative Covenants. The Company covenants and agrees that, while this Note is outstanding, it shall:

               (a) Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

               (b) Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof, and not sell, assign or otherwise transfer any of its assets except in the ordinary course of business (except, however, a transaction described in Section 1.2(d) shall not violate this Section 5.2(b)); and

               (c) Comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements of all governmental bodies, departments, agencies, commissions or boards having jurisdiction, all companies or associates insuring the premises, and all appropriate courts, authorities, officials, or officers, which are applicable to the Company or its properties ("Requirements"), except wherein the failure to comply would not have a material adverse effect on the Company or its property; provided that nothing contained herein shall prevent the Company from contesting in good faith the validity or the application of any Requirements.

          5.3 Negative Covenants. The Company covenants and agrees that while this Note is outstanding it will not directly or indirectly:

               (a) Guaranty or otherwise in any way become or be responsible for indebtedness for borrowed money or for obligations of any of its officers, directors or principal stockholders or any of its affiliates, other than such guaranties existing as of the date hereof;

               (b) Declare or pay dividends in cash, property or shares of Common Stock;

               (c) Sell, assign, transfer or dispose of any of its assets other than in the ordinary course of its business and for fair value;

               (d) Purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding except in connection with the exercise of any rescission rights by any stockholder pursuant to agreement existing as of the date hereof; or

               (e) Repay any Related Party Indebtedness other than in accordance with Section 3 above.

          5.4 Prepayment. All or a portion of the unpaid principal and interest due under this Note may be prepaid by the Company without premium or penalty upon the earlier of (i) August 10, 2000, or (ii) the closing described in Section 1.2(d) by delivering payment in U.S. Funds of such amount being prepaid

     6. Required Consent. The Company may not modify any of the terms of this Note without the prior written consent of the Holder.

     7. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it or of any certificate or certificates for shares of Common Stock issued upon conversion as herein provided and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, or cause to be made and delivered in lieu of such certificate, as the case may be, if mutilated, the Company will make and deliver in lieu of such Note, or certificate, as the case may be, a new Note, of like tenor and unpaid principal amount and dated as of the original date of the Note or, in the case of a certificate, a new certificate representing fully paid and nonassessable shares of Common Stock.

     8.   Miscellaneous.

          8.1  Benefit.   This Note shall be binding upon the Company and
its legal representatives, successors and assigns. This Note shall inure to the benefit of Holder and its legal representatives, successors and assigns. Any assignment by Holder may be made only with the prior written consent of the Company and any assignment made without such consent shall be void.

          8.2 Notices and Addresses. All notices (other than the Notice of Conversion, which is provided in Section 1.2(a)), offers, acceptances and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by Federal Express or similar receipted delivery, by facsimile delivery (followed by an original signed copy sent by regular mail) or, if mailed, postage prepaid, by certified mail, return receipt requested, and shall be deemed given when first received, as follows:

     To Holder:               To Holder's address on page 1 of this Note

     To the Company:          Wizzard Software Corporation
                              424 Gold Way
                              Pittsburgh, PA 15213
                              Phone:  (412) 621-0902
                              Fax:  (412) 621-2625

     In either case           Robson Ferber Frost Chan & Essner, LLP
     with copies to:          530 Fifth Avenue
                              New York, New York 10036
                              Attn: David I. Ferber, Esq.
                              Phone:  (212) 944-2200
                              Fax:  (212) 944-7630

                              and

                              Nischwitz, Pembridge & Chriszt Co., L.P.A.
                              Cort Shoe Building, 4th Floor
                              1265 W. 6th Street
                              Cleveland, Ohio  44113
                              Attn:  D. Timothy Pembridge, Esq.
                              Phone:  (216) 861-8100
                              Fax:  (216) 861-8180

or to such other address as any of them, by notice to the others may designate from time to time.

          8.3 Governing Law; Interpretation. This Note shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law relating to conflict of laws. All references to dollars are to U.S. Dollars.

          8.4 Venue. The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the Chancery Court of Delaware or the federal court located in the State of Delaware, (b) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (c) irrevocably consents to the jurisdiction of the Delaware Chancery Court and the federal court located in the State of Delaware in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Delaware Chancery Court or the federal court located in the State of Delaware and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

          8.5 Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any manner, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

          8.6 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of this Note until this Note has been satisfied in full.

          IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.



                                   WIZZARD SOFTWARE CORPORATION



                                   By:/s/Chris Spencer
                                   Name: Chris Spencer
                                   Title: President

                            Exhibit A


                      NOTICE OF CONVERSION

Savage Holdings, Inc.
2000 S. Plymouth Road
Suite 220
Minnetonka, MN 55305
Attn: Mark S. Savage

                                   Dated _______________

     In accordance with the provisions set forth in Section 1 of the Amended and Restated Convertible Promissory Note dated February 2, 2001 (the "Note") made by Wizzard Software Corporation, the undersigned hereby elects to convert, as of the date hereof, $______________ of principal (and interest accrued thereon) in U.S. Funds of the Note into _____________ shares of common stock of WSC. Any capitalized term not defined herein shall have the meaning ascribed to such term in the Note.



                              WIZZARD SOFTWARE CORPORATION



                              By:__________________________________
                              Name:
                              Title: